Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "SECURITIES LAWS"), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS IT (I) IS REGISTERED OR QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS OR (II) IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER SUCH LAWS AND THE ISSUER IS PROVIDED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

PROMISSORY NOTE

$875,000	July 3, 2007 Moore, Oklahoma

FOR VALUE RECEIVED, Vaughan Foods, Inc., an Oklahoma corporation (“Debtor”), promises to pay to Herb Grimes (“Lender”), at the offices of the Debtor, on June 30, 2008 (the “Maturity Date”) the principal sum of EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS and 00/100 (US$875,000.00) with interest thereon at the rate of ten percent (10%) per annum.

Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

Notwithstanding anything to the contrary that may be contained herein, if at any time after the date hereof and prior to the Maturity Date, Debtor shall have sold any equity securities in a transaction wherein the gross proceeds received by the Debtor equal or exceed four million dollars ($4,000,000.00) (a “Qualified Sale,”) then upon the closing of such Qualified Sale, the entire outstanding principal and accrued and unpaid interest on this Note shall be due and payable.

If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of Oklahoma, this Note, or such payment hereunder, shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

Debtor may at its option prepay all or any part of the unpaid principal amount of this Note and accrued interest thereon. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

If any provision of this Note would require Debtor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, Debtor shall instead pay interest under this Note at the highest rate permitted by applicable law.

IN WITNESS WHEREOF, Debtor has executed this Promissory Note as of the date first above written.

VAUGHAN FOODS, INC. An Oklahoma corporation

By:	Mark Vaughan
Name:	/s/ Mark E. Vaughan
Title:	President and Chief Operating Officer